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                                                                 Exhibit 10.5(a)

                       IMPERIAL CREDIT INDUSTRIES INC.
                              3701 Skypark Drive
                          Torrance, California 90505


                                             July 15, 1996

Fawn Associates Limited Liability Company
100 Putnam Green
Greenwich, CT 06830

Attention: Chief Executive Officer

RE: FIRST AMENDMENT TO LEASE OF PORTION OF THE FOURTH FLOOR OF BUILDING 5, GREENWICH OFFICE PARK BY FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC

Gentlemen:

Pursuant to a Guaranty dated March 22nd, 1996 executed by Imperial Credit Industries Inc. ("Imperial") in favor of Fawn Associates Limited Partnership, now known as Fawn Associates Limited Liability Company (Landlord"), Imperial guaranteed the obligations of Franchise Mortgage Acceptance Company, LLC ("Tenant") under the Lease dated March 22nd, 1996 between Landlord and Tenant for space in the Building known as Building 5, Greenwich Office Park, Greenwich, Connecticut (the "Lease"). Tenant has advised Imperial of its desire to amend the Lease to provide for, among other things, the addition of 3,212 rentable square feet to the Premises leased by Tenant, with a related increase in rental obligations payable by Tenant under the Lease. A copy of the proposed First Amendment to Lease is attached hereto.

Notwithstanding anything to the contrary contained in paragraph 5 of the Guaranty, Imperial's consent has been requested in connection with the proposed Amendment. With the understanding that Landlord will rely on this letter in executing the requested First Amendment to Lease, Imperial hereby consents to the First Amendment to the Lease and agrees that the Guaranty remains in full and effect with respect to the Lease as modified by the attached First Amendment to Lease. All references in the Guaranty to the Lease shall hereafter be deemed to refer to the Lease as amended by the attached First Amendment to Lease.

                                               Very truly yours,

                                               IMPERIAL CREDIT INDUSTRIES INC.

                                               By: /s/ Kevin Villani
                                                  ----------------------------
                                                       Kevin Villani
                                                       Chief Financial Officer

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